EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



Windswept Environmental Group, Inc.
Bay Shore, New York


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 29, 1997, relating to the consolidated financial statements of Windswept Environmental Group, Inc. included in such Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997.



                           /s/
                           PRICE WATERHOUSE LLP




Melville, New York
December 23, 1997